Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Carol Raeburn, Managing Director, Investor Relations, phone: 510/572-4450, e-mail: carol.raeburn@lamresearch.com

Lam Research Corporation Announces Financial Results for the Quarter Ended June 27, 2010

FREMONT, Calif., July 28, 2010—Lam Research Corporation (NASDAQ: LRCX) highlights for the June 2010 quarter were:

Lam Research Corporation

Financial Highlights for the Quarter Ended June 27, 2010

(in thousands, except per share data and percentages)

	U.S. GAAP	Ongoing
• Revenue:	$695,289	$695,289
• Operating Margin:	22.4%	24.8%
• Net Income:	$139,997	$149,070
• Diluted EPS:	$1.10	$1.17

Lam Research Corporation today announced financial results for the quarter ended June 27, 2010. Revenue for the period was $695.3 million, gross margin was $321.4 million and net income was $140.0 million, or $1.10 per diluted share, compared to revenue of $632.8 million, gross margin of $292.9 million and net income of $120.3 million, or $0.94 per diluted share, for the March 2010 quarter. Shipments for the June 2010 quarter were $694 million compared to $735 million during the March 2010 quarter.

The Company’s ongoing results for the June 2010 quarter exclude certain costs for restructuring activities and asset impairments. There were no adjustments to U.S. GAAP results to determine ongoing results for the March 2010 quarter. Management uses the presentation of ongoing gross margin, ongoing operating expenses, ongoing operating income, ongoing operating margin, ongoing net income, and ongoing net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing results to results under U.S. GAAP is included at the end of this press release and on the Company’s web site at http://investor.lamrc.com.

Ongoing net income was $149.1 million, or $1.17 per diluted share in the June 2010 quarter compared to ongoing net income of $120.3 million, or $0.94 per diluted share, for the March 2010 quarter. Ongoing gross margin for the June 2010 quarter was $324.9 million or 46.7%, compared to ongoing gross margin of $292.9 million, or 46.3%, for the March 2010 quarter. The sequential increase in gross margin was primarily due to improved factory and field utilization and a more favorable product mix. Ongoing operating expenses for the June 2010 quarter increased to $152.4 million compared with the March 2010 quarter of $143.8 million. This change is a result of higher R&D spending related to customer penetration activities associated with new products and increased variable compensation resulting from improved overall financial performance.

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Lam Announces Financial Results for the June 2010 Quarter

The geographic distribution of shipments and revenue during the June 2010 quarter is shown in the following table:

Region	Shipments	Revenue
North America	8%	8%
Europe	10%	7%
Japan	22%	17%
Korea	29%	27%
Taiwan	23%	33%
Asia Pacific	8%	8%

Cash and cash equivalents, short-term investments and restricted cash and investments balances were $991.7 million at the end of the June 2010 quarter, compared to $843.8 million at the end of the March 2010 quarter. Cash flows from operating activities were approximately $165.4 million during the June 2010 quarter. Deferred revenue and deferred profit balances at the end of the June 2010 quarter were $207.4 million and $123.2 million, respectively. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $52 million as of June 27, 2010.

“Market share gains and solid execution drove strong results for the June quarter,” said Steve Newberry, Lam’s president and chief executive officer. “We believe that we will achieve substantial shipped market share gains in both the etch and clean businesses for calendar year 2010. We continued to win important new applications in the first half of 2010 in both businesses.”

“We are committed to creating value for our customers and shareholders and believe that we are demonstrating the results of that commitment through our business and financial performance,” Newberry concluded.

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Lam Announces Financial Results for the June 2010 Quarter

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the anticipated revenue from shipments to Japanese customers and continued market share gains for both the etch and clean businesses. Some factors that may affect these forward-looking statements include: business conditions in the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 28, 2009 and the reports on Form 10-Q for the three months ended September 27, 2009, December 27, 2009, and March 28, 2010. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market SM under the symbol LRCX. Lam is a NASDAQ-100® company. For more information, visit www.lamresearch.com.

Consolidated Financial Tables Follow

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Lam Announces Financial Results for the June 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
Total revenue	$695,289	$632,763	$217,764	$2,133,776	$1,115,946
Cost of goods sold	370,409	339,892	150,007	1,166,219	706,219
Cost of goods sold - restructuring and asset impairments	3,438	—	—	3,438	20,993
Cost of goods sold - 409A expense	—	—	—	(10,168)	—

Total costs of goods sold	373,847	339,892	150,007	1,159,489	727,212

Gross margin	321,442	292,871	67,757	974,287	388,734
Gross margin as a percent of revenue	46.2%	46.3%	31.1%	45.7%	34.8%
Research and development	85,644	81,845	67,491	320,859	288,269
Selling, general and administrative	66,779	61,933	47,248	240,942	233,061
Goodwill impairment	—	—	7,179	—	96,255
Restructuring and asset impairments	13,302	—	5,396	21,314	44,513
409A expense	—	—	982	(34,238)	3,232
Legal judgment	—	—	4,647	—	4,647

Total operating expenses	165,725	143,778	132,943	548,877	669,977

Operating income (loss)	155,717	149,093	(65,186)	425,410	(281,243)
Operating margin as a percent of revenue	22.4%	23.6%	-29.9%	19.9%	-25.2%
Other income, net	3,541	1,616	2,869	4,731	18,150

Income (loss) before income taxes	159,258	150,709	(62,317)	430,141	(263,093)
Income tax expense	19,261	30,408	26,173	83,472	39,055

Net income (loss)	$139,997	$120,301	$(88,490)	$346,669	$(302,148)

Net income (loss) per share:
Basic net income (loss) per share	$1.11	$0.94	$(0.70)	$2.73	$(2.41)

Diluted net income (loss) per share	$1.10	$0.94	$(0.70)	$2.71	$(2.41)

Number of shares used in per share calculations:
Basic	126,339	127,307	126,273	126,933	125,595

Diluted	127,786	128,587	126,273	128,126	125,595

1	Derived from audited financial statements

Lam Announces Financial Results for the June 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 27, 2010	March 28, 2010	June 28, 2009
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$545,767	$461,369	$374,167
Short-term investments	280,690	217,178	205,221
Accounts receivable, net	499,890	521,810	253,585
Inventories	318,479	281,469	233,410
Deferred income taxes	46,158	49,363	69,043
Other current assets	65,677	73,546	101,714

Total current assets	1,756,661	1,604,735	1,237,140
Property and equipment, net	200,336	203,037	215,666
Restricted cash and investments	165,234	165,284	178,439
Deferred income taxes	26,218	14,380	17,007
Goodwill and intangible assets	236,906	242,868	260,787
Other assets	102,037	94,055	84,145

Total assets	$2,487,392	$2,324,359	$1,993,184

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$558,657	$533,361	$382,076

Long-term debt and capital leases	$17,645	$20,314	$40,886
Income taxes payable	110,462	113,364	102,999
Other long-term liabilities	32,493	12,872	14,134
Stockholders’ equity	1,768,135	1,644,448	1,453,089

Total liabilities and stockholders’ equity	$2,487,392	$2,324,359	$1,993,184

1	Derived from audited financial statements

Lam Announces Financial Results for the June 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended			Twelve Months Ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$139,997	$120,301	$(88,490)	$346,669	$(302,148)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	17,664	17,872	17,694	71,401	72,417
Deferred income taxes	(8,633)	640	19,913	13,718	30,545
Restructuring charges, net	16,740	—	5,396	24,752	65,506
Goodwill impairment	—	—	7,179	—	96,255
Equity-based compensation expense	12,329	10,917	13,358	50,463	53,042
Income tax benefit on equity-based compensation plans	9,944	477	(1,173)	10,635	(14,294)
Excess tax benefit on equity-based compensation plans	(9,261)	(370)	(237)	(10,234)	6,273
Other, net	648	1,210	2,535	3,190	9,353
Changes in operating asset and liabilities:	(13,995)	(41,781)	(34,295)	(159,881)	(95,078)

Net cash provided by (used for) operating activities	165,433	109,266	(58,120)	350,713	(78,129)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(12,042)	(10,823)	(5,848)	(35,590)	(44,282)
Acquisitions of businesses, net of cash acquired	—	—	—	—	(19,457)
Net sales/maturities (purchases) of available-for-sale securities	(63,958)	(3,238)	93,056	(77,987)	173,764
Purchase of other investments	(1,223)	—	—	(2,184)	(3,439)
Transfer of restricted cash and investments	50	19,629	(44,458)	13,205	(92,206)
Other	(800)	—	2,000	(800)	(8,375)

Net cash provided by (used for) investing activities	(77,973)	5,568	44,750	(103,356)	6,005

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(616)	(17,820)	(911)	(21,040)	(256,047)
Net proceeds from issuance of long-term debt	—	—	—	336	625
Excess tax benefit on equity-based compensation plans	9,261	370	237	10,234	(6,273)
Treasury stock purchases	(17,860)	(72,240)	(3,197)	(93,032)	(30,946)
Reissuances of treasury stock	6,173	5,518	6,271	17,452	19,797
Proceeds from issuance of common stock	5,563	1,441	6,287	13,386	12,014

Net cash provided by (used for) financing activities	2,521	(82,731)	8,687	(72,664)	(260,830)

Effect of exchange rate changes on cash	(5,583)	(900)	4,202	(3,093)	(25,416)
Net increase (decrease) in cash and cash equivalents	84,398	31,203	(481)	171,600	(358,370)
Cash and cash equivalents at beginning of period	461,369	430,166	374,648	374,167	732,537

Cash and cash equivalents at end of period	$545,767	$461,369	$374,167	$545,767	$374,167

1	Derived from audited financial statements

Lam Announces Financial Results for the June 2010 Quarter

Reconciliation of U.S. GAAP Net Income to Ongoing Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 27, 2010	Three Months Ended March 28, 2010

U.S. GAAP net income	$139,997	$120,301
Pre-tax non-ongoing items:
Restructuring and asset impairments - cost of goods sold	3,438	—
Restructuring and asset impairments - operating expenses	13,302	—
Net tax (benefit) on non-ongoing items	(7,667)	—

Ongoing net income	$149,070	$120,301

Ongoing net income per diluted share	$1.17	$0.94

Number of shares used for diluted per share calculation	127,786	128,587

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Ongoing Gross Margin, Operating

Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended June 27, 2010	Three Months Ended March 28, 2010

U.S. GAAP gross margin	$321,442	$292,871
Pre-tax non-ongoing items:
Restructuring and asset impairments - cost of goods sold	3,438	—

Ongoing gross margin	$324,880	$292,871

U.S. GAAP gross margin as a percent of revenue	46.2%	46.3%
Ongoing gross margin as a percent of revenue	46.7%	46.3%
U.S. GAAP operating expenses	$165,725	$143,778
Pre-tax non-ongoing items:
Restructuring and asset impairments - operating expenses	(13,302)	—

Ongoing operating expenses	$152,423	$143,778

Ongoing operating income	$172,457	$149,093

Ongoing operating margin as a percent of revenue	24.8%	23.6%